Exhibit 10.13

RPX CORPORATION

SERIES B PREFERRED

STOCK PURCHASE AGREEMENT

July 15, 2009

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	3.6	Restricted Securities	13
	3.7	Further Limitations on Disposition	13
	3.8	Legends	13
	3.9	Exculpation Among Investors	14

4.	Conditions of Investors’ Obligations at Closing		14
	4.1	Representations and Warranties	14
	4.2	Performance	14
	4.3	Compliance Certificate	14
	4.4	Qualifications	14
	4.5	Proceedings and Documents	14
	4.6	Secretary’s Certificate	14
	4.7	Restated Certificate	15
	4.8	Proprietary Information and Employee Stock Purchase Agreements	15
	4.9	Board of Directors	15
	4.10	Special Director	15
	4.11	Investors’ Rights Agreement	15
	4.12	First Refusal and Co-Sale Agreement	15
	4.13	Voting Agreement	15
	4.14	Opinion of Company Counsel	15
	4.15	Management Rights Letter	15
	4.16	Indemnification Agreements	15
	4.17	Audited Financial Statements	15
	4.18	Anti-Money Laundering	16

5.	Conditions of the Company’s Obligations at the Closing		16
	5.1	Representations and Warranties	16
	5.2	Payment of Purchase Price	16
	5.3	Qualifications	16

6.	Miscellaneous		16
	6.1	Survival of Warranties	16
	6.2	Successors and Assigns	16
	6.3	Governing Law	16
	6.4	Counterparts	16
	6.5	Telecopy Execution and Delivery	16
	6.6	Titles and Subtitles	17
	6.7	Notices	17
	6.8	Finder’s Fee	17
	6.9	Expenses	17
	6.10	Amendments and Waivers	17
	6.11	Severability	17
	6.12	Corporate Securities Law	18
	6.13	Aggregation of Stock	18
	6.14	Entire Agreement	18
	6.15	Delays or Omissions	18
	6.16	Arbitration	18

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6.17	Waiver of Conflicts	19

SCHEDULE A	Schedule of Investors

EXHIBIT A	Restated Certificate of Incorporation
EXHIBIT B	Investors’ Rights Agreement
EXHIBIT C	First Refusal and Co-Sale Agreement
EXHIBIT D	Voting Agreement
EXHIBIT E	Opinion of Counsel for the Company

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RPX CORPORATION

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of the 1st day of July, 2009, by and among RPX Corporation, a Delaware corporation (the “Company”), and the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor.”

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Purchase and Sale of Stock.

1.1 Sale and Issuance of Series B Preferred Stock.

(a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the “Restated Certificate”).

(b) On or prior to the Closing, the Company shall have authorized (i) the sale and issuance to the Investors of up to 11,745,893 shares of its Series B Preferred Stock (the “Shares”) and (ii) the issuance of the shares of Common Stock to be issued upon conversion of the Shares (the “Conversion Shares”). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate.

(c) Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of Shares set forth opposite such Investor’s name on Schedule A hereto for $3.0019 per share.

1.2 Closing. The purchase and sale of the Shares shall take place at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, California, at 10:00 A.M. (local time), at such time or other place as the Company and Investors acquiring a majority of the Shares to be sold pursuant to this Agreement agree upon orally or in writing, not to exceed fifteen (15) days from the date hereof (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each Investor a certificate representing the Shares that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer or any combination thereof.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the “Schedule of Exceptions”) furnished to each Investor, which exceptions shall be deemed to be representations and warranties as if made hereunder to the extent it is readily apparent from the face of such exceptions which representations and warranties in this Agreement they are intended to modify:

2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and currently planned to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

2.2 Capitalization and Voting Rights. The authorized capital of the Company consists immediately prior to the Closing, of:

(a) Preferred Stock. 25,995,396 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), 6,979,311 shares of Preferred Stock have been designated Series A Preferred Stock, all of which are issued and outstanding, 7,016,085 shares of Preferred Stock have been designated Series A-1 Preferred Stock, all of which are issued and outstanding and 12,000,000 shares have been designated Series B Preferred Stock, none of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock will be as stated in the Company’s Restated Certificate.

(b) Common Stock. 45,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of which 11,208,526 shares are issued and outstanding.

(c) The outstanding shares of Common Stock and, subject in part to the truth and accuracy of representations and warranties made by purchasers of such shares, Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the “Act”) and any relevant state securities laws, or pursuant to valid exemptions therefrom.

(d) Except for (A) the conversion privileges of the Series A Preferred Stock, Series A-1 Preferred Stock and the Shares that may be issued under this Agreement, (B) the rights provided in Section 2.4 of that certain Amended and Restated Investors’ Rights Agreement in the form attached hereto as Exhibit B (the “Investors’ Rights Agreement”), (C) currently outstanding options to purchase 2,288,422 shares of Common Stock granted to employees and other service providers pursuant to the Company’s 2008 Stock Plan (the “Plan”), there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional 1,322,440 shares of its Common Stock for purchase upon exercise of options to be granted in the future under the Plan. Other than the Voting Agreement (as defined below), the Company is not a party or subject to any agreement or understanding, and, to the Company’s knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

(e) All outstanding securities of the Company, including, without limitation, all outstanding shares of the capital stock of the Company, all shares of the capital stock of the Company issuable upon the conversion or exercise of all convertible or exercisable securities and all other securities that the Company is obligated to issue (i) are subject to a market stand-off restriction no less restrictive than the provision contained in Section 1.13 of the Investors’ Rights Agreement, (ii) with respect to securities issued to employees of the Company, are subject to vesting of shares over a four-year period with the first 25% of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following 36 months thereafter, (iii) provide for the right by the Company to repurchase unvested shares at no greater than cost and (iv) are not transferable (except for transfers to family members or for estate planning purposes) until such time as such stock option, restricted stock and similar equity grant is fully vested. The Company retains a right of first refusal on transfers of foregoing outstanding securities of the Company until the Company’s initial public offering.

(f) No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any securities or rights exercisable or convertible for securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of the occurrence of any event.

2.3 Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.4 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investors’ Rights Agreement, that certain Amended and Restated First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit C (the “First Refusal and Co-Sale Agreement”) and that certain Amended and Restated Voting Agreement in the form attached hereto as Exhibit D (the “Voting Agreement”, and together with the Investors’ Rights Agreement and the First Refusal and Co-Sale Agreement, the “Ancillary Agreements”), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Shares being sold hereunder and the Conversion Shares has been taken or will be taken prior to the Closing, and this Agreement and the Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

2.5 Valid Issuance of Preferred and Common Stock. The Shares being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Certificate, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and the Ancillary Agreements and under applicable state and federal securities laws.

2.6 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except (i) the filing of the Restated Certificate with the Secretary of State of Delaware; (ii) the filing pursuant to the Regulation D, promulgated by the Securities and Exchange Commission under the Act; or (iii) the filings required by applicable state “blue sky” securities laws, rules and regulations.

2.7 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 3 of this Agreement, the Conversion Shares issuable upon conversion of the Shares are exempt from the registration requirements of any applicable state and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.8 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or its properties that questions the validity of this Agreement or any Ancillary Agreement, or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that if determined adversely to the Company might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company. Neither the Company, nor to its knowledge any officer, director or founder of the company is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

2.9 Proprietary Information Agreements. Each employee and officer of the Company has executed a Proprietary Information and Inventions Agreement, and each consultant to the Company has executed a Consulting Agreement in substantially the forms made available to the Investors. The Company is not aware that any of its employees, officers or consultants are in violation thereof, and the Company will use its commercially reasonable efforts to prevent any such violation.

2.10 Patents and Trademarks. Except as set forth in Section 2.10 of the Schedule of Exceptions, to its knowledge with respect to patents, trademarks, services marks and trade names only (but without having conducted any special investigation or patent or trademark search), the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and currently planned to be conducted without any violation or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of, or exclusively licensed to, the Company. There are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership of interests of any kind relating to anything referred to above in this Section 2.10 that is to any extent owned by or exclusively licensed to the Company, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, domain names, copyrights, trade secrets, licenses, information, proprietary rights and/or processes of any other person or entity, except, in either case, for standard end-user, object code, internal-use software license and support/maintenance agreements. Except as set forth in Section 2.10 of the Schedule of Exceptions, the Company has not received any communications alleging that the Company has violated or would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. Except as set forth in Section 2.10 of the Schedule of Exceptions, the Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company’s business as presently conducted and currently planned to be conducted. Except as set forth in Section 2.10 of the Schedule of Exceptions, neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company’s business by the employees of the Company will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company.

2.11 Compliance with Other Instruments. The Company is not in violation or default of any provision of its Restated Certificate or Bylaws, or in any respect of any judgment, order, writ or decree or in any material respect any instrument or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. To the Company’s knowledge, no other party to any instrument or contract to which the Company is a party or by which it is bound is in violation or default thereunder, nor does the Company have knowledge of any event that with the lapse of time, giving of notice or both would constitute such a violation or default by any such other party. The execution, delivery and performance of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

2.12 Operations.

(a) Section 2.12(a) of the Schedule of Exceptions lists each agreement to which the Company is a party, pursuant to which the Company has acquired any interest, including licenses, rights of ownership or options to license or acquire ownership, of any patent or other intellectual property right of a third party (“IP Acquisition Agreements”).

(b) Section 2.12(b) of the Schedule of Exceptions lists each agreement to which the Company is a party, pursuant to which the Company has granted any interest, including licenses, rights of ownership or options to license or acquire ownership, of any patent or other intellectual property right to a third party, including entities known as “members” or “subscribers” (“Membership Agreements”).

(c) The Company is not in breach of and knows of no facts or circumstances that are likely to result in the Company being in breach of any IP Acquisition Agreement or Membership Agreement. To the knowledge of the Company, no other party to any IP Acquisition Agreement or Membership Agreement is in breach of any IP Acquisition Agreement or Membership Agreement and the Company is not aware of any imminent breach of any IP Acquisition Agreement or Membership Agreement by any other party to such agreements.

(d) The Company has not received notice from, and does not have any reasonable basis to expect that, any party to a Membership Agreement that has the right to extend or renew such agreement or to exercise any option thereunder will not renew, extend or exercise such option as the case may be.

(e) Each of the agreements specifically listed in Schedule of Exceptions represents the entire agreement among the parties to such agreements regarding the matters set forth in such agreements.

(f) The Company is not subject to any non-competes or other agreements or restrictions that would limit or restrict the conduct of its business, including the future acquisition of patents or other intellectual property rights, or its entering into any future agreements with members or other licensees of its patents.

2.13 Agreements; Action.

(a) Except for agreements explicitly contemplated hereby and by the Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

(b) Except for the IP Acquisition Agreements or Membership Agreements, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $50,000, (ii) any material license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than (A) the license of the Company’s software and products in object code form in the ordinary course of business pursuant to standard end-user agreements the form of which has been provided to special counsel for the Investors and which do not involve payments, individually or in aggregate, in excess of $50,000 or (B) the license to the Company of standard, generally commercially available, “off-the-shelf” third party products that are not and will not to any extent be material to the Company or its business) or (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).

(c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

2.14 Related-Party Transactions. No employee, officer, or director of the Company (a “Related Party”) or member of such Related Party’s immediate family, or any corporation, partnership or other entity in which such Related Party is an officer, director or partner, or in which such Related Party has significant ownership interests or otherwise controls, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company’s knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of such Related Party’s immediate families may own stock in publicly traded companies that may compete with the Company. No Related Party or member of their immediate family is directly or indirectly interested in any material contract with the Company.

2.15 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted and currently planned to be conducted by it, the lack of which could materially and adversely affect the business, properties or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

2.16 Obligations of Management. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

2.17 Disclosure. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Shares. To the Company’s knowledge, no certificates made or delivered in connection with this Agreement or the Ancillary Agreements contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements herein or therein not misleading.

2.18 Registration Rights. Except as provided in the Investors’ Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

2.19 Corporate Documents. The Restated Certificate and Bylaws of the Company are in the form previously made available to the Investors.

2.20 Title to Property and Assets. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

2.21 Financial Statements . The Company has provided in Schedule 2.21 of the Schedule of Exceptions its unaudited financial statements (i.e., balance sheet, income statement and statement of cash flows) at December 31, 2008 and for the fiscal year then ended, and its unaudited financial statements as at and for the five-month period ended May 31, 2009 (the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the unaudited Financial Statements for May 31, 2009 and the five-month period then ended may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements for May 31, 2009 and the five-months then ended to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to May 31, 2009 (the “Financial Statement Date”) and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

2.22 Changes. Since the Financial Statement Date there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

(b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company;

(c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a material adverse effect on its business or properties;

(e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f) any material change in any compensation arrangement or agreement with any employee, officer, director or holder of capital stock;

(g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

(h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, is not aware of any impending resignation or termination of employment of any such officer or key employee;

(i) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(j) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(k) any declaration, setting aside or payment or other distribution in respect to any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(l) to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in material adverse effect on its business or properties; or

(m) any arrangement or commitment by the Company to do any of the things described in this Section 2.22.

2.23 Employees.

(a) The Schedule of Exceptions sets forth all employee benefit plans maintained, established or sponsored by the Company, or in or to which the Company participates or contributes, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, and has complied with all applicable laws for any such employee benefit plan.

(b) The Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other compensation for any service performed for it to the date hereof or amounts required to be reimbursed to such employees, consultants, or independent contractors.

(c) To the Company’s knowledge, no employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as an employee, nor does the Company have a present intention to terminate the employment of any employees. Except required by law, upon termination of the employment of any such employees, no severance or other payments will become due. The Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment.

2.24 Labor Agreements and Actions. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The employment of each officer and employee of the Company is terminable at the will of the Company. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification, and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of taxes, penalties, or other sums for failure to comply with any of the foregoing.

2.25 Tax Returns, Payments and Elections. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

2.26 Charter Documents; Minute Books. The Restated Certificate and Bylaws of the Company are in the form provided to counsel for the Investors. The minute books of the Company provided to the Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

2.27 Section 83(b) Elections. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and any analogous provisions of applicable state tax laws.

2.28 Qualified Small Business Stock.

(a) As of and immediately following the Closing, the Stock will meet each of the requirements for qualification as “qualified small business stock” set forth in Section 1202(c) of the Code, including without limitation the following: (i) the Company will be a domestic C corporation, (ii) the Company will not have made any purchases of its own stock described in Code Section 1202(c)(3)(B) during the one-year period preceding the Closing, and (iii) the Company’s (and any predecessor’s) aggregate gross assets, as defined by Code Section 1202(d)(2), at no time from the date of incorporation of the Company and through the Closing have exceeded or will exceed $50 million, taking into account the assets of any corporations required to be aggregated with the Company in accordance with Code Section 1202(d)(3).

(b) As of the Closing, at least 80% (by value) of the assets of the Company are used by it in the active conduct of one or more qualified trades or businesses, as defined by Code Section 1202(e)(3), and the Company is an eligible corporation, as defined by Code Section 1202(e)(4).

2.29 Insurance. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

2.30 Real Property Holding Corporation. The Company is not a “United States real property holding corporation” within the meaning of the Code and any applicable regulations promulgated thereunder.

2.31 Brokers or Finders. The Company has not incurred, and will not incur, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with the Agreement.

3. Representations and Warranties of the Investors. Each Investor, severally and not jointly, hereby represents and warrants that:

3.1 Authorization. Such Investor has full power and authority to enter into this Agreement and the Ancillary Agreements, and each such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors’ Rights Agreement may be limited by applicable federal or state securities laws.

3.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Shares to be received by such Investor and the Conversion Shares (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

3.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

3.4 Investment Experience. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.5 Accredited Investor. Such Investor is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect.

3.6 Restricted Securities. Such Investor understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(b)(i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

(c) Notwithstanding the provisions of subsections (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership to an affiliated venture fund or a partner of such partnership, or to the estate of any such partner or the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse, if the prospective transferee agrees in all such instances in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

3.8 Legends. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a) “THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

3.9 Exculpation Among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

4. Conditions of Investors’ Obligations at Closing. The obligations of each Investor under subsections 1.1(b) and (c) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent thereto.

4.1 Representations and Warranties. When read in conjunction with the Schedule of Exceptions delivered by the Company at the Closing, the representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.3 Compliance Certificate. The President or Chief Executive of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

4.5 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

4.6 Secretary’s Certificate. The Secretary or Assistant Secretary of the Company shall deliver to each Investor at the Closing a certificate stating that the copies of the Company’s Restated Certificate and Bylaws and Board of Director and stockholder resolutions relating to the sale of the Shares attached thereto are true and complete copies of such documents and resolutions.

4.7 Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing, which shall continue to be in full force and effect as of the Closing.

4.8 Proprietary Information and Employee Stock Purchase Agreements. Each employee of the Company shall have entered into a Proprietary Information and Inventions Agreement, and each consultant to the Company shall have entered into a Consulting Agreement, substantially in the forms previously made available to the Investors.

4.9 Board of Directors. As of the Closing, the directors of the Company shall consist of seven (7) directors, which directors shall initially be Messrs. John Amster, Geoffrey T. Barker, Eran Zur, Randy Komisar, Izhar Armony and Giuseppe Zocco and there shall be one (1) vacancy on the Board of Directors.

4.10 Special Director. John Doerr shall be a Special Director of the Company until August 12, 2009. For the avoidance of doubt, Mr. Doerr shall not be a director, employee or consultant of the Company, and the Company shall not represent to third parties or publicize anything to the contrary. Notwithstanding any other provision contained in this Agreement, this Section 4.10 shall not be amended without the written consent of KPCB Holdings, Inc.

4.11 Investors’ Rights Agreement. The Company and each Investor shall have entered into the Investors’ Rights Agreement in the form attached as Exhibit B.

4.12 First Refusal and Co-Sale Agreement. The Company, each Investor and each Founder (as defined therein) shall each have entered into the First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit C.

4.13 Voting Agreement. The Company, each Investor and each Founder (as defined therein) shall each have entered into the Voting Agreement in the form attached hereto as Exhibit D.

4.14 Opinion of Company Counsel. Each Investor shall have received from Gunderson Dettmer, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit E.

4.15 Management Rights Letter. The Company and each Investor who so requests shall each have entered into a Management Rights Letter in a form mutually agreeable to the Company and such Investor.

4.16 Indemnification Agreements. The Company and each director shall have entered into an Indemnification Agreement in a form mutually agreeable to the Company and the Investors.

4.17 Audited Financial Statements. At the Closing, the Company will deliver its audited financial statements at December 31, 2008 and for the fiscal year then ended, which shall be substantially identical to the Financial Statements for such period.

4.18 Anti-Money Laundering. The Company shall have satisfied British anti-money laundering regulations, as requested by Index Ventures.

5. Conditions of the Company’s Obligations at the Closing. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that Investor:

5.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Payment of Purchase Price. The Investor shall have delivered the purchase price specified in Section 1.1(b) or 1.1(c), as applicable.

5.3 Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

6. Miscellaneous.

6.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company

6.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

6.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5 Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

6.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 6.7).

6.8 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible.

The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

6.9 Expenses. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees and out-of-pocket expenses of Wilson Sonsini Goodrich & Rosati, PC, special counsel for Index Ventures, and other advisory and direct expenses of Index Ventures, which shall in the aggregate not exceed $120,000.

6.10 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least fifty-five percent (55%) of the Conversion Shares issued or issuable upon conversion of the Shares purchased hereunder. Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

6.11 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.12 Corporate Securities Law. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

6.13 Aggregation of Stock. All shares of the Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

6.14 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

6.15 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.16 Arbitration. The Company and the other parties hereto agree first to negotiate in good faith to resolve any disputes arising out of or relating to or affecting the subject matter of this Agreement. Any dispute arising out of or relating to or affecting the subject matter of this Agreement not resolved by negotiation shall be settled by binding arbitration in Santa Clara County, California before the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) under the JAMS Rules of Practice and Procedure. The arbitrator shall be a former judge of a court of California. Discovery and other procedural matters shall be governed as though the proceeding were an arbitration. Any judgment upon the award may be confirmed and entered in any court having jurisdiction thereof. The arbitrator shall be required to, in all determinations, apply California law without regard to its conflicts of law provisions. Notwithstanding the foregoing, the arbitrator shall apply the substantive law of the state of incorporation of the Company, where applicable or where indicated by the terms of this Agreement. The arbitrator is afforded the jurisdiction to order any provisional remedies, including, without limitation, injunctive relief. The arbitrator may award the prevailing party the costs of arbitration, including reasonable attorneys’ fees and expenses. The arbitrator’s award shall be in writing and shall state the reasons for the award. The Company and the other parties hereto stipulate that a JAMS employee may be appointed as a judge pro tempore of the Superior Court of Santa Clara County if required to carry out the terms of this provision. Arbitration shall be the sole and exclusive means to resolve any dispute.

6.17 Waiver of Conflicts. Each party to this Agreement acknowledges that Gunderson Dettmer, counsel for the Company, has in the past and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (1) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; (2) acknowledges that Gunderson Dettmer represented the Company in the transaction contemplated by this Agreement and has not represented any individual Investor or any individual stockholder or employee of the Company in connection with such transaction; and (3) gives its informed written consent to Gunderson Dettmer’s representation of certain of the Investors in such unrelated matters and to Gunderson Dettmer’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties have executed this Series B Preferred Stock Purchase Agreement as of the date first above written.

RPX CORPORATION

By:	/s/ John Amster
Name:	John Amster
Title:	Co-Chief Executive Officer

Address:	3 Embarcadero Center, Suite 2310
San Francisco, CA 94111

SIGNATURE PAGE TO SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

INVESTORS:

INDEX VENTURES GROWTH I (JERSEY), L.P

By:	its Managing General Partner:
Index Venture Growth Associates I Limited

By:	/s/ Nigel Greenwood
Ian Henderson and/or Nigel Greenwood
Director Director

INDEX VENTURES GROWTH I PARALLEL ENTREPRENEUR FUND (JERSEY), L.P

By:	its Managing General Partner:
Index Venture Growth Associates I Limited

By:	/s/ Nigel Greenwood
Ian Henderson and/or Nigel Greenwood
Director Director

Address:	Index Venture Growth Associates I Limited
No 1 Seaton Place
St Helier
Jersey JE4 8YJ
Channel Islands
Attention: Nicky Barthorp

SIGNATURE PAGE TO SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

INVESTORS:

INDEX VENTURES IV (JERSEY), L.P

By:	its Managing General Partner:
Index Venture Associates IV Limited

By:	/s/ Jane M. Pearce
Paul Willing and/or Jane Pearce
Director Director

INDEX VENTURES IV PARALLEL ENTREPRENEUR FUND (JERSEY), L.P

By:	its Managing General Partner:
Index Venture Associates IV Limited

By:	/s/ Jane M. Pearce
Paul Willing and/or Jane Pearce
Director Director

Address:	Index Venture Associates IV Limited
Whiteley Chambers
Don Street
St Helier
Jersey JE4 9WG
Channel Islands
Attention: Giles Johnstone-Scott

SIGNATURE PAGE TO SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

INVESTORS:

YUCCA PARTNERS LP JERSEY BRANCH

By:	Ogier Employee Benefit Services Limited as Authorised Signatory of Yucca Partners LP Jersey Branch in its capacity as administrator of the Index Co-Investment Scheme,

By:	/s/ Peter Le Breton
Authorized Signatory

Address:	Ogier Employee Benefit Services Limited
Whiteley Chambers
Don Street
St Helier
Jersey JE4 9WG
Channel Islands
Facsimile +44 (0) 1534 504444
Attention: Peter Le Breton

With copies to:
Index Venture Management S.A.
2 rue de Jargonnant
1207 Geneva
Switzerland
Fax: +41 22 737 0099
Attention: André Dubois

SIGNATURE PAGE TO SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

INVESTORS:

CHARLES RIVER PARTNERSHIP XIII, LP

By:	Charles River XIII GP, LP
Its General Partner

By:	Charles River XIII GP, LLC
Its General Partner

By:	/s/ Izhar Armony
Izhar Armony
Authorized Manager

CHARLES RIVER FRIENDS XIII-A, LP

By:	Charles River XIII GP, LLC
Its	General Partner

By:	/s/ Izhar Armony
Izhar Armony
Authorized Manager

Address:	1000 Winter Street, Suite 3300
Waltham, MA 02451
with a copy to: Sarah Reed

SIGNATURE PAGE TO SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

INVESTORS:

KPCB HOLDINGS, INC., AS NOMINEE

By:	/s/ Eric Keller
Name: Kric Keller
Its: President

Address:	2750 Sand Hill Road
Menlo Park, CA 94025

SIGNATURE PAGE TO SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

INVESTORS:

G&H PARTNERS

By:	/s/ Jonathan Gleason

Name:	Jonathan Gleason

Title:	Portfolio Administrator

Address:	1200 Seaport Blvd.
Redwood City, CA 94063

SIGNATURE PAGE TO SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

INVESTORS:

THE JOHN S WADSWORTH JR REV TR AGREEMENT DTD 12/3/01

By:	/s/ John S. Wadsworth
Name:	John S Wadsworth, Jr. as Trustee

Address:	c/o Scott Jacobs
555 California Street, Suite 2200, 14th Floor
San Francisco, CA 94104

SIGNATURE PAGE TO SERIES B PREFERRED STOCK

PURCHASE AGREEMENT

INVESTORS:

STEVEN L. FINGERHOOD IRA ROLLOVER

By:	/s/ Steven L. Fingerhood
Name:	Steven L. Fingerhood
Title:	Authorized Signatory

Address:	Steven L. Fingerhood IRA Rollover
JPMCC Custodian
One Ferry Building, Suite 255
San Francisco, CA 94111

SIGNATURE PAGE TO SERIES B PREFERRED STOCK

PURCHASE AGREEMENT